Exhibit 99.2
JOINT FILING AGREEMENT
The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the Common Stock of HOOKIPA Pharma Inc., a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.
This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.
Date: April 26, 2019

TAKEDA PHARMACEUTICAL COMPANY LIMITED

By	/s/ Andrew S. Plump
	Name:	Andrew S. Plump
	Title:	Director and Chief Medical & Scientific Officer

TAKEDA PHARMACEUTICALS INTERNATIONAL AG

By	/s/ Andrea Ferrari
	Name:	Andrea Ferrari
	Title:	Director and Secretary

TAKEDA PHARMACEUTICALS U.S.A., INC.

By	/s/ Paul Sundberg
	Name:	Paul Sundberg
	Title:	Assistant Secretary

TAKEDA VENTURES, INC.

By	/s/ Michael Martin
	Name:	Michael Martin
	Title:	President